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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

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
                                                     Jurisdiction of     Percent of Common
Name of Subsidiary                                   Organization        Stock Owned
------------------                                   ---------------     ---------------
AMCORE Bank, N.A.                                    United States       100%

AMCORE Investment Group, N.A.                        United States       100%

AMCORE Consumer Finance Company, Inc.                Nevada              100%

AMCORE Investment Banking, Inc.                      Illinois            100%

AMCORE Financial Life Insurance Company              Arizona             100%

AMCORE Capital Trust I                               Delaware            100%

Central States Title Company, Inc.                   Illinois            100%

ARP Holdings, LLC                                    Delaware            100%

AMCORE Mortgage, Inc.                                Nevada              100%

AFI Nevada, Inc.                                     Nevada              100%

AIG Liquidating Corp.                                Illinois            100%

AMCORE Investment Services, Inc.                     Illinois            100%

Investors Management Group, Ltd. - Rockford          Illinois            100%

Investors Management Group, Ltd. - Des Moines        Iowa                100%

AMCORE Capital Value, Inc.                           Iowa                100%

AMCORE Real Properties, LLC                          Delaware            100%
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